Exhibit 32(a)

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CEO

The undersigned, John F. Young, Chair, President and Chief Executive of Energy Future Intermediate Holding Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2010 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 17th day of February, 2011.

/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	Chair, President and Chief Executive

A signed original of this written statement required by Section 906 has been provided to Energy Future Intermediate Holding Company LLC and will be retained by Energy Future Intermediate Holding Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.